UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP
 (Exact name of registrant as specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 648-1700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 20, 2010, Liberty Property Trust (the “Trust”) held its 2010 Annual Meeting of Shareholders. At the meeting, the shareholders voted on (1) the election of three trustees, (2) approval of a proposal to amend the Declaration of Trust of the Trust to eliminate the classification of the Trust’s Board of Trustees and (3) the ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2010. The voting results on these proposals were as follows:

Proposal 1. Election of three trustees to hold office until 2011.

Nominee	Votes For	Withheld	Broker Non-Votes
J. Anthony Hayden	90,921,632	2,237,716	4,394,463
M. Leanne Lachman	90,917,572	2,241,776	4,394,463
Stephen D. Steinour	91,108,857	2,050,492	4,394,463

Proposal 2. Eliminate the classification of Board of Trustees.

Votes For	Votes Against	Abstentions	Broker Non-Votes
97,295,564	176,636	81,611	—

Proposal 3. Approval of the proposal to ratify the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes
97,200,948	323,200	29,664	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

By: /s/ James J. Bowes
Name: James J. Bowes
Title: Secretary and General Counsel

LIBERTY PROPERTY
LIMITED PARTNERSHIP

By: Liberty Property Trust, its sole General Partner

By: /s/ James J. Bowes
Name: James J. Bowes
Title: Secretary and General Counsel

Dated: May 26, 2010